LETTER OF INTENT

November 13, 2003

Ms. Barbara Williams P.O. Box 10517
Prescott, AZ
86304                                             Via Facsimile to: 928-445-4954

Re:      MOSS MINE PROPERTY, ARIZONA

Dear Ms. Williams,

This revised letter is intended to serve as an indication of the undersigned's intent relating to the proposed purchase of the property described above (the "Property"). It is understood that this letter constitutes a non-binding expression of intent only and that any final and binding agreement shall be subject to the preparation, negotiation and execution of definitive legal documents (hereinafter the "Contract"). Subject to the foregoing limitations, it is the mutual intention and understanding of the parties that the terms and conditions of the Contract to be entered into shall include, among others, the following terms and conditions:

1.       PURCHASER: Patriot Gold Corp.

2.       SELLER: The party represented by Ms. Barbara Williams.

3. PROPERTY(S): The Property(s) to be purchased, more particularly described in surveys to be agreed upon by both parties hereto, as well as appurtenances thereto, including, but not limited to, all leases and any and all other rights, title and interests that are conveyed in similar transactions in the State of Arizona.

4.       PURCHASE TERMS:

         a.       Payment to the party represented by Ms. Williams:

                                                                       Amount
  Non-refundable deposit paid upon signing of the Contract and        $25,000.00
  receipt of the documentation referred to in Item 6 below.

  Additional non-refundable deposit paid on the 3 month               $25,000.00
  anniversary of the signing of the Contract.

  On or before the 6 month  anniversary  of the  signing of the
  Contract.
                                                                     $300,000.00
                                                                 ---------------
                                                   Total:            $350,000.00

         b.       Conditions:

                  i. Purchaser would have the exclusive right to purchase the Property for a period of 6 months from the date of the signing of the Contract.

                  ii. Complete payment would earn Patriot Gold Corp. 100% ownership of the property.

                  iii.     All figures are US Funds.

5. DEPOSIT: After the effective date of the signed Contract, Purchaser shall cause to be deposited with the party represented by Ms. Williams, a non-refundable deposit in the amount of Twenty Five Thousand Dollars ($25,000).

6. PROPERTY DOCUMENTATION: Seller shall provide to the Buyer upon request, any letters of authorization that the Buyer may need in order to obtain copies of all recorded documents relating to the Property(s) including but not limited to all studies, engineering reports, site plans, agreements, warranties and guaranties currently existing with respect to all or any part of the Property(s). Purchaser shall have a period of 6 months from the date of the signed Contract, to review such documentation and come to a decision regarding the buyout of the Property(s).

7.       CLOSING: Closing shall be at a time agreed to by the Buyer and Seller.

8. ASSIGNMENT: During the 6 month term of the agreement Purchaser shall obtain the Sellers' written approval before assigning its rights to the agreement or property.

9. CONFIDENTIALITY: Seller and its principal shareholders or partners, employees, agents and representatives will use good faith efforts to not disclose the subject matter or terms of this Letter or transaction contemplated hereby.

If the foregoing properly evidences our preliminary understanding, please indicate your approval in the space provided below and return a fully executed copy of this Letter of Intent to our attention.

Very truly yours,


             PURCHASER:                           ACCEPTED BY SELLER:





        By:                                 By:
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              Patriot Gold Corp.
              Ronald Blomkamp              Name:
              President & CEO

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      Date:  November 13, 2003             Date:
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